Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Jurisdiction of Organization
Name of Subsidiary	and Type of Entity

AMB Property, L.P. AMB Property II, L.P.	Delaware limited partnership Delaware limited partnership